UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2010, Amicus Therapeutics, Inc. (“Amicus”) entered into a License and Collaboration Agreement (the “Collaboration Agreement”) with Glaxo Group Limited (“Glaxo”) to develop and commercialize Amigal ™ (migalastat HCI), currently in Phase 3 for the treatment of Fabry disease, a rare inherited disorder. Under the terms of the Collaboration Agreement, GSK will receive an exclusive worldwide license to develop, manufacture and commercialize migalastat HCl. GSK and Amicus also intend to advance clinical studies exploring the co-administration of migalastat HCl with enzyme replacement therapy (ERT) for the treatment of Fabry disease, as provided in the Collaboration Agreement.

Amicus will receive an upfront, license payment of $30 million from Glaxo and is eligible to receive further payments of approximately $170M upon the successful achievement of development and commercialization milestones, as well as tiered double-digit royalties on global sales of migalastat HCl. Glaxo and Amicus will jointly fund development costs in accordance with an agreed upon development plan.

Additionally, simultaneous with entry into the Collaboration Agreement, Amicus and Glaxo entered into a Stock Purchase Agreement (the “SPA”) pursuant to which Glaxo will purchase approximately 6.9 million shares of Amicus common stock at a price of $4.56 per share. The SPA provides Glaxo with customary registration rights for the shares purchased and includes an eighteen-month standstill and lock-up provision, subject to certain exceptions.

The foregoing description of the Collaboration Agreement and SPA is not complete and is qualified in its entirety by reference to the Collaboration Agreement and SPA to be filed at a later date with the United States Securities and Exchange Commission (“SEC”). A copy of the press release announcing the collaboration between Amicus and Glaxo is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On October 28, 2010, Amicus and Glaxo entered into the SPA pursuant to which Glaxo will purchase 6,866,244 shares of unregistered Amicus common stock, par value $0.01 per share (the “ Shares”), at a price of $4.56 per share. The total purchase price for the Shares is $31,284,583; the Company will receive all proceeds from the sale of the Shares. The Shares were sold by Amicus to Glaxo in accordance with SEC Rule 506 and pursuant to Glaxo’s qualification as an “accredited investor” under SEC Rule 501.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: November 2, 2010	By:	/s/ GEOFFREY P. GILMORE
	Name:	Geoffrey P. Gilmore
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 29, 2010